UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

XETHANOL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	84-1169517
(State of Incorporation or Organization)	(IRS Employer Identification No.)

1185 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Offices and Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common Stock, par value $.001 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:    None

Item 1. Description of Registrant’s Securities to be Registered

The description of the common stock to be registered hereunder is set forth under the caption "Description of Securities - Common Stock" in the registrant's prospectus, which forms a part of its Registration Statement filed on Form SB-2 (Registration No. 333-135121) filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 16, 2006, which description is incorporated herein by reference. Such description is updated to reflect that the registrant’s common stock has been approved for listing on the American Stock Exchange (the “Exchange”) and will trade under the symbol "XNL" effective with the opening of the Exchange on June 20, 2006.

Item 2. Exhibits.

Exhibit	Description

3.1
Certificate of Incorporation of Xethanol Corporation, previously filed as Exhibit 3.1 to the Amended Registration Statement of Xethanol Corporation on Form SB-2/A filed with the Commission on December 12, 2005 and incorporated by reference herein.

3.2
By-laws of Xethanol Corporation adopted on July 30, 2002, previously filed as Exhibit 3 to the Definitive Information Statement on Schedule 14C filed with the Commission on March 9, 2005 and incorporated by reference herein.

4.1
Specimen of Common Stock Certificate, previously filed as Exhibit 4.3 to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 filed with the Commission on March 31, 2006 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Xethanol Corporation

Date: June 19, 2006	By: /s/ Lawrence S. Bellone
Name: Lawrence S. Bellone
Title: Chief Financial Officer